UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2019

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	GIS	New York Stock Exchange
Floating Rate Notes due 2020	GIS20A	New York Stock Exchange
2.100% Notes due 2020	GIS20	New York Stock Exchange
1.000% Notes due 2023	GIS23A	New York Stock Exchange
1.500% Notes due 2027	GIS27	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2019, General Mills, Inc. (the “Company”) announced the planned retirement of the Company’s Chief Financial Officer, Donal L. Mulligan effective June 1, 2020. The Board of Directors of the Company has elected Kofi A. Bruce to succeed Mr. Mulligan as the Chief Financial Officer effective February 1, 2020. Mr. Bruce will serve as Vice President, Financial Operations for a transition period beginning on September 1, 2019.

Mr. Bruce, age 49, has served as the Company’s Vice President, Controller since August 1, 2017. Mr. Bruce joined the Company in 2009 as Vice President, Treasurer after serving in a variety of senior management positions with Ecolab and Ford Motor Company. He served as Treasurer until 2010 when he was named Vice President, Finance for Yoplait. Mr. Bruce reassumed his role as Vice President, Treasurer from 2012 until 2014 when he was named Vice President, Finance for Convenience Stores & Foodservice. He served in that role until he was named to his present position.

On August 20, 2019, the Company also announced that William W. Bishop, Jr., Group President, Pet, will step down from his role effective October 1, 2019. Mr. Bishop will remain with the Company through the end of the calendar year and transition into a strategic advisor role effective January 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019

GENERAL MILLS, INC.

By:	/s/ Richard C. Allendorf
Name: Richard C. Allendorf
Title: General Counsel and Secretary